                                                                  EXECUTION COPY

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                                 NOVAR USA INC.
                           To Be Merged With and Into

                               CA INVESTMENT CORP.
                                   and Renamed

                              CLARKE AMERICAN CORP.

                                       AND

                   THE GUARANTORS LISTED ON SCHEDULE I HERETO

                                  $175,000,000

                          11 3/4% Senior Notes due 2013

                               Purchase Agreement

                                December 8, 2005

                            BEAR, STEARNS & CO. INC.

                           J.P. MORGAN SECURITIES INC.

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                                 NOVAR USA INC.
                           To Be Merged With and Into

                               CA INVESTMENT CORP.
                                   and Renamed

                              CLARKE AMERICAN CORP.

                                       AND

                   THE GUARANTORS LISTED ON SCHEDULE I HERETO

                                  $175,000,000

                          11 3/4% Senior Notes due 2013

                               PURCHASE AGREEMENT

                                                             December 8, 2005
                                                             New York, New York

BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
   c/o Bear, Stearns & Co. Inc.
   383 Madison Avenue
   New York, New York 10179

Ladies & Gentlemen:

     Novar USA Inc., a Delaware corporation (the "TARGET"), to be merged with and into CA Investment Corp., a Delaware corporation ("CAIC") in which CAIC will be the surviving entity (the "MERGER") and will be renamed Clarke American
Corp., a Delaware corporation (the "COMPANY"), proposes to issue and sell to
Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. (each, an "INITIAL
PURCHASER" and together, the "INITIAL PURCHASERS"), $175,000,000 in aggregate principal amount of 11 3/4% Senior Notes due 2013 (the "INITIAL NOTES"), subject to the terms and conditions set forth herein.

     The Notes (as defined) will be issued pursuant to an indenture (the
"INDENTURE"), to be dated the Closing Date (as defined), among the Company, the
Guarantors (as defined) listed on Schedule I hereto, and The Bank of New York, as trustee (the "TRUSTEE"). The Notes will be fully and unconditionally guaranteed (the "GUARANTEES") as to payment of principal, interest, premium and liquidated damages, if any, on a senior unsecured basis, jointly and severally by each entity listed on Schedule I hereto (the "GUARANTORS").

     The Notes are being issued and sold in connection with the acquisition (the
"ACQUISITION") by M&F Worldwide Corp., a Delaware corporation, ("M&F") of all of the outstanding stock of the Target, pursuant to the Stock Purchase Agreement, dated as of October 31, 2005 (the "ACQUISITION AGREEMENT"). Upon the
consummation of the Acquisition, all of the Target's outstanding capital stock will be owned directly or indirectly by M&F. In order to pay for the Acquisition and pay related fees and expenses, (i) the Company and the Guarantors expect to enter into a new senior secured credit facility in the amount of

$480.0 million (the "NEW SENIOR CREDIT FACILITY") pursuant to a credit agreement among the Company, the Guarantors party thereto and the lenders party thereto
(the "CREDIT AGREEMENT"), (ii) the Company expects to issue and to become obligated under the Notes and (iii) M&F will make a cash contribution of $203.0 million to the common equity capital of CAIC (the "EQUITY CONTRIBUTION"). As used herein, the term "the TRANSACTIONS" means collectively (w) offering the
Initial Notes, (x) entering into the New Senior Credit Facility, (y) the
Acquisition and (z) the Merger.

     In addition, on the Closing Date, the Company and the Guarantors will agree to become bound by this Agreement pursuant to the First Amendment to the
Purchase Agreement, dated as of the date hereof, among the Company, the
Guarantors and the Initial Purchasers, substantially in the form attached hereto as Exhibit A (the "FIRST AMENDMENT"). The representations, warranties and agreements of the Company and the Guarantors under this Agreement shall not become effective until the Company and the Guarantors execute the First
Amendment, at which time such representations, warranties and agreements shall become effective and each of the Company and the Guarantors shall become party to this Agreement.

          1. Issuance of Securities. Target, to be merged with and into CAIC in the Merger and renamed Clarke American Corp., proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial
Purchasers an aggregate of $175,000,000 in principal amount of Initial Notes.
The Initial Notes and the Exchange Notes (as defined) issuable in exchange therefor are collectively referred to herein as the "NOTES."

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Initial Notes (and all securities issued in exchange therefor or in substitution thereof other than the Exchange Notes) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED
     IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED
     STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY
     NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH
     REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE
     SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING
     ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.
     THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE
     ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE
     TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHO THE SELLER
     REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE
     144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF
     RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN
     ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (c) IN A TRANSACTION
     MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN
     INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2),
     (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR"))
     THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER
     CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE
     OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN
     AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN

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     OPINION OF COUNSEL ACCEPTABLE TO CLARKE AMERICAN CORP. THAT SUCH TRANSFER
     IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER
     EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
     BASED UPON AN OPINION OF COUNSEL IF CLARKE AMERICAN CORP. SO REQUESTS, (2)
     TO CLARKE AMERICAN CORP. OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION
     STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES
     LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION
     AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY
     ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
     RESTRICTIONS SET FORTH IN (A) ABOVE."

          2. Offering. The Initial Notes will be offered and sold to the Initial
Purchasers pursuant to an exemption from the registration requirements under the
Act. CAIC and the Target have prepared a preliminary offering memorandum, dated
November 25, 2005 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated December 8, 2005 (the "OFFERING MEMORANDUM"), relating to the
Company, its subsidiaries and the Notes.

     The Initial Purchasers have advised CAIC and the Target that the Initial
Purchasers will make offers (the "EXEMPT RESALES") of the Initial Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" ("QIBS"), as defined in Rule 144A under the Act and (ii)
non-U.S. persons outside the United States in reliance upon Regulation S
("REGULATION S") under the Act (each, a "REG S INVESTOR"). The QIBs and the Reg
S Investors are collectively referred to herein as the "ELIGIBLE PURCHASERS."
The Initial Purchasers will offer the Initial Notes to such Eligible Purchasers initially at a price equal to 100.0% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Initial Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), among the Initial Purchasers, the
Guarantors and the Company, to be dated the Closing Date, for so long as such
Initial Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the
Registration Rights Agreement). Pursuant to the Registration Rights Agreement,
the Company and the Guarantors will agree to file with the Securities and
Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER
REGISTRATION STATEMENT") relating to the Company's 11 3/4% Senior Notes due 2013
(the "EXCHANGE NOTES") and Guarantees thereof to be offered in exchange for the
Initial Notes and Guarantees thereof (the "EXCHANGE OFFER") and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange
Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Initial Notes and the Guarantees thereof, and to use their commercially reasonable efforts to cause such Registration
Statements to be declared effective and to consummate the Exchange Offer.

     This Agreement (including the First Amendment), the Initial Notes, the
Guarantees of the Initial Notes, the Exchange Notes, the Guarantees of the
Exchange Notes, the Indenture, the Registration Rights Agreement, the Credit
Agreement and the Acquisition Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

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          3. Purchase, Sale and Delivery.

               (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, CAIC agrees to issue and sell to each Initial Purchaser, and each Initial
     Purchaser agrees, severally and not jointly, to purchase from CAIC, the principal amount of Initial Notes set forth opposite such Initial
     Purchaser's name on Schedule II hereto. The purchase price for the Initial
     Notes will be $975.00 per $1,000 principal amount of Initial Notes.

               (b) Delivery of the Initial Notes shall be made, against payment of the purchase price therefor, at the offices of Paul, Weiss, Rifkind,
     Wharton & Garrison LLP, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m.,
     New York City time, on December 15, 2005 or at such other time as shall be agreed upon by the Initial Purchasers and the CAIC. The time and date of such delivery and payment are herein called the "CLOSING DATE."

               (c) On the Closing Date, one or more Initial Notes in definitive global form, registered in the name of Cede & Co., as nominee of The
     Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Initial Notes (the "GLOBAL NOTES")
     sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers
     direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to an account designated by
     CAIC; provided that CAIC shall give at least one business day's prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Global Notes shall be made available to the
     Initial Purchasers for inspection not later than 5:00 p.m., New York City time, on the business day preceding the Closing Date.

          4. Agreements of CAIC, the Company and the Guarantors. As of the date hereof, CAIC, and as of the Closing Date, the Company and each Guarantor, jointly and severally, covenants and agrees with the Initial Purchasers as follows:

               (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing (i) of the issuance by any state securities commission or other regulatory authority of any stop order or order suspending the qualification or exemption from qualification of any Notes or the Guarantees thereof for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii)
     of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum
     untrue or that requires the making of any additions to or changes in the
     Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. CAIC, the Company and the Guarantors shall use their respective commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any Note or the Guarantees thereof under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any Note or the
     Guarantees thereof under any state securities or Blue Sky laws, CAIC, the
     Company and the Guarantors shall use their respective commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

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               (b) To furnish the Initial Purchasers and those persons
     identified by the Initial Purchasers to CAIC or the Company, without charge, as many copies of the Preliminary Offering Memorandum and the
     Offering Memorandum, and any amendments or supplements thereto, as the
     Initial Purchasers may reasonably request. CAIC, the Company and the
     Guarantors consent to the use of the Preliminary Offering Memorandum and
     the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with
     Exempt Resales.

               (c) Not to amend or supplement the Preliminary Offering
     Memorandum or the Offering Memorandum during such period that, in the opinion of counsel for the Initial Purchasers, the Preliminary Offering
     Memorandum or the Offering Memorandum is required by law to be delivered in connection with Exempt Resales and in connection with market-making activities of the Initial Purchasers for so long as any Initial Notes are outstanding unless the Initial Purchasers previously have been advised thereof and have not objected thereto within a reasonable time after being furnished a copy thereof. CAIC, the Company and the Guarantors shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering
     Memorandum that may be necessary or advisable in connection with such
     Exempt Resales or such market making activities.

               (d) If, during the period referred to in 4(c) above, any event occurs as a result of which, in the judgment of CAIC or the Company or in the reasonable opinion of counsel for CAIC and the Company or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum
     in order to make the statements therein, in the light of the circumstances when such Preliminary Offering Memorandum or Offering Memorandum is
     delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, (i) to notify the
     Initial Purchasers and (ii) to use its commercially reasonable efforts to prepare forthwith, subject to Section 4(c) above, an appropriate amendment or supplement to such Preliminary Offering Memorandum or the Offering
     Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or the Offering
     Memorandum will comply with applicable law.

               (e) To use commercially reasonable efforts to cooperate with the
     Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Initial Notes and the
     Guarantees thereof under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt
     Resales; provided, however, that neither CAIC, nor the Company nor the
     Guarantors shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in any jurisdiction where it is not now so subject.

               (f) Whether or not the transactions contemplated by this
     Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of CAIC, the Company and the Guarantors hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the
     Offering Memorandum (including, without limitation, financial statements)
     and all amendments and supplements thereto required pursuant hereto, (ii)
     the preparation (including, without limitation, duplication costs) and delivery

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     of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Initial Notes and the Guarantees thereof to the Initial Purchasers, (iv) the qualification or registration of the Notes and the Guarantees thereof for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue
     Sky memorandum and the reasonable fees and disbursements of one counsel
     (and any local counsel) for the Initial Purchasers relating thereto), (v)
     the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes and the Guarantees thereof
     (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of CAIC's, the Company's and the
     Guarantors' counsel and accountants, (viii) all fees and expenses
     (including fees and expenses of counsel) of CAIC, the Company and the
     Guarantors in connection with the approval of the Notes by DTC for
     "book-entry" transfer, (ix) the rating of the Notes by rating agencies, (x)
     the reasonable fees and expenses of the Trustee and its counsel, (xi) the performance by CAIC, the Company and the Guarantors of their other obligations under this Agreement and the other Operative Documents, and
     (xii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes.

               (g) To use the proceeds from the sale of the Initial Notes substantially in the manner described in the Preliminary Offering
     Memorandum and the Offering Memorandum under the caption "Use of Proceeds."

               (h) For so long as any of the Notes remain outstanding, not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

               (i) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Initial Notes in a manner that would require the registration under the Act of the sale to the Initial
     Purchasers or the Eligible Purchasers of the Initial Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

               (j) For so long as any of the Initial Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as
     amended (the "EXCHANGE ACT"), to make available to any holder or beneficial owner of Initial Notes in connection with any sale thereof and any prospective purchaser of such Initial Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

               (k) For so long as any of the Notes remain outstanding, to comply with all of its agreements set forth in the representation letters to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

               (l) To use commercially reasonable efforts to effect the
     inclusion of the Notes in The PORTAL(SM) Market ("PORTAL") and obtain approval of the Initial Notes by DTC for "book-entry" transfer.

               (m) During a period of five years following the Closing Date, for so long as any of the Initial Notes remain outstanding, if not otherwise available on the Commission's Electronic Data Gathering, Analysis, and
     Retrieval ("EDGAR") system, to deliver without charge

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     to the Initial Purchasers, as the Initial Purchasers may reasonably request, promptly upon their becoming available, copies of (i) all publicly available reports or other information that the Company or the Guarantors mail or otherwise make available to their stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company or the Guarantors with the Commission or any national securities exchange.

               (n) Prior to the Closing Date, to furnish to the Initial
     Purchasers, as soon as practicable in the ordinary course by CAIC or the
     Target, copies of any unaudited interim financial statements (excluding the footnotes thereto if they are unavailable) for any period subsequent to the periods covered by the financial statements in the Offering Memorandum.

               (o) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted in writing by the
     Initial Purchasers, none of CAIC, the Company nor any Guarantor will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

               (p) Prior to the Closing Date, not to issue any press release or other communications, directly or indirectly, or hold any press conference with respect to the issuance of the Initial Notes, CAIC, the Target or any of its subsidiaries, the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of CAIC, the
     Company or any of its subsidiaries, without the prior consent of the
     Initial Purchasers, such consent not to be unreasonably withheld or delayed.

               (q) Prior to the Closing Date, not to amend any material
     provision of the Acquisition Agreement without the prior written consent of the Initial Purchasers, such consent not to be unreasonably withheld or delayed.

               (r) Without the prior consent of the Initial Purchasers, not to make any offer relating to the Notes that would constitute a "free writing prospectus" (if the offering of the Notes was made pursuant to a registered offering under the Act) as defined in Rule 405 under the Act (a "FREE
     WRITING OFFERING DOCUMENT"); any such Free Writing Offering Document the use of which has been consented to by the Initial Purchasers is listed on
     Schedule IV(a) hereto; if at any time following issuance of a Free Writing
     Offering Document any event occurred or occurs as a result of which such
     Free Writing Offering Document would conflict with the information in the
     Preliminary Offering Memorandum or the Offering Memorandum or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, CAIC or the Company will give prompt notice thereof to the Initial Purchasers and, if requested by the Initial Purchasers, will prepare and furnish without charge to each
     Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

               (s) To use its commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this
     Agreement prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Initial Notes and the
     Guarantees thereof.

                                        7

          The Initial Purchasers may, in their sole discretion, waive in writing the performance by CAIC, the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance

          5. Representations and Warranties.

               (a) As of the date hereof, CAIC, with respect to itself and to its knowledge, with respect to the Target, the Company and each Guarantor, with respect to Sections 5(a)(xviii), (xx), (xxii), (xxiii), (xxiv), (xxv),
     (xxvi), (xxvii), (xxviii), (xxix), and (xxx) hereof, and as of the Closing
     Date, the Company and each Guarantor, jointly and severally, represent and warrant to the Initial Purchasers that:

               (i) The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date does not, and as of the
          Closing Date will not, and any supplement or amendment thereto, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the
          Preliminary Offering Memorandum as supplemented by the information and documents listed in Schedule IV(b) hereto, taken together (the
          "DISCLOSURE PACKAGE") as of the Applicable Time (as defined), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any
          supplement or amendment thereto, including the Disclosure Package)
          made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to CAIC or the Company in writing by the Initial Purchasers expressly for use therein. For purposes of this
          Agreement, the "APPLICABLE TIME" is 5:00 p.m. (New York City time) on the date of this Agreement.

               (ii) CAIC, the Company and each of their respective subsidiaries
          (A) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation, (B) has all requisite corporate or other power and authority to carry on its business as it is currently being conducted and as described in the Preliminary
          Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (1) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of CAIC, the Company and the Guarantors, taken as a whole or (2) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the
          Preliminary Offering Memorandum and the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (1)
          or (2), a "MATERIAL ADVERSE EFFECT").

               (iii) CAIC, the Company and each Guarantor has all requisite corporate or other power and authority to execute, deliver and perform its obligations under this Agreement and each other Operative Document to which it is a party and to consummate

                                        8

          the transactions contemplated hereby and thereby, including, without limitation, the corporate or other power and authority to issue, sell and deliver the Initial Notes and to issue and deliver the Guarantees thereof as provided herein and therein.

               (iv) As of the date hereof, CAIC does not have any subsidiaries, and as of the Closing Date, upon consummation of the Transactions, the
          Company will not have any subsidiaries other than the entities listed on Schedule III hereto.

               (v) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, all of the outstanding shares of capital stock of each subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than transfer restrictions imposed by the New Senior Credit Facility, the
          Act and the securities or Blue Sky laws of certain jurisdictions); and
          all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

               (vi) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interests of the Company and its subsidiaries.

               (vii) When the Initial Notes and the Guarantees thereof are issued and delivered pursuant to this Agreement, no Initial Note or
          Guarantee thereof will be of the same class (within the meaning of
          Rule 144A under the Act) as securities of the Company or any Guarantor that are listed on a national securities exchange registered under
          Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system.

               (viii) This Agreement has been duly and validly authorized, executed and delivered by CAIC and is the legal, valid and binding agreement of CAIC, enforceable against it in accordance with its terms, and when the First Amendment has been duly and validly authorized, executed and delivered by the Company and each Guarantor, this Agreement will be the legal, valid and binding agreement of the
          Company and each Guarantor, in each case, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (ix) At the Closing Date, the First Amendment will be duly and validly authorized, executed and delivered by the Company and each
          Guarantor and when executed and delivered will be the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency fraudulent conveyance,
          reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity
          (regardless of whether enforceability is considered in a proceeding in equity or at law).

                                        9

               (x) The Indenture has been duly and validly authorized by CAIC, and at the Closing Date will be duly and validly authorized by the
          Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will be the legal, valid and binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. The Disclosure Package and the Offering Memorandum each contain a summary of the terms of the Indenture, which summary is accurate in all material respects.

               (xi) The Registration Rights Agreement has been duly and validly authorized by CAIC, and at the Closing Date will be duly and validly authorized by the Company and each Guarantor and, when duly executed and delivered by the Company and each Guarantor, will be the legal, valid and binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity
          (regardless of whether enforceability is considered in a proceeding in equity or at law). The Preliminary Offering Memorandum and the
          Offering Memorandum each contain a summary of the terms of the
          Registration Rights Agreement, which summary is accurate in all material respects.

               (xii) The Initial Notes have been duly and validly authorized by
          CAIC for issuance and sale to the Initial Purchasers pursuant to this
          Agreement, and at the Closing Date, the Initial Notes will be duly and validly authorized by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Disclosure
          Package and the Offering Memorandum each contain a summary of the terms of the Notes, which summary is accurate in all material respects.

               (xiii) At the Closing Date, the Guarantees of the Initial Notes
          will be duly and validly authorized by each Guarantor and, when executed and delivered in accordance with the terms of the Indenture, will be the legal, valid and binding obligations of such Guarantor, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Disclosure
          Package and the Offering Memorandum each contain a summary of the terms of the Guarantees of the Initial Notes, which summary is accurate in all material respects.

                                       10

               (xiv) The Exchange Notes have been duly and validly authorized for issuance by CAIC, and at the Closing Date the Exchange Notes will be duly authorized by the Company and, when issued and authenticated in accordance with the terms of the Exchange Offer, the Registration
          Rights Agreement and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the
          Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (xv) At the Closing Date, the Guarantees of the Exchange Notes
          will be duly and validly authorized by each Guarantor, and when executed and delivered in accordance with the terms of the Indenture and when the Exchange Notes have been issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of such Guarantor, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               (xvi) CAIC has delivered to the Initial Purchasers true and correct copies of the Acquisition Agreement and all material documents and agreements related to the transactions contemplated thereby, and there have been no amendments, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchasers.

               (xvii) At the Closing Date, the Credit Agreement will be duly and validly authorized by the Company and each guarantor party thereto and, when duly executed and delivered by the Company and each guarantor party thereto, will be the legal, valid and binding obligation of the Company and each guarantor party thereto, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally and subject to general principles of equity
          (regardless of whether enforceability is considered in a proceeding in equity or at law). The Disclosure Package and the Offering Memorandum
          each contain a summary of the terms of the Credit Agreement, which summary is accurate in all material respects and reflects the proposed terms as of the date hereof.

               (xviii) Each of CAIC and the Target and its respective
          subsidiaries, is not (A) in violation of its charter or bylaws or other organizational documents, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse
          Effect or (C) except as disclosed in the Preliminary Offering
          Memorandum and the Offering Memorandum, in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased) that, individually or in the aggregate, could reasonably be expected to have a Material
          Adverse Effect. To the knowledge of CAIC,

                                       11

          there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

               (xix) Assuming the accuracy of the Initial Purchasers'
          representations and warranties in Section 5(b) of this Agreement, none of (A) the execution, delivery, assumption or performance by CAIC, the
          Company or any Guarantor, of this Agreement, or any of the other
          Operative Documents to which it is a party, (B) the issuance and sale of the Notes by the Company, (C) the assumption of CAIC's obligations by the Company and the issuance of the Guarantees by any of the
          Guarantors, (D) the consummation by the Company, CAIC or the
          Guarantors of the transactions described in the Preliminary Offering
          Memorandum and the Offering Memorandum under the caption "Use of
          Proceeds," (E) the merger of Novar USA Inc. with and into CAIC or (F)
          the compliance in all material respects by CAIC with all of the provisions of the Acquisition Agreement required to be complied with by it on or before the Closing Date violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of CAIC, the Company, the Target or their respective subsidiaries, or an acceleration of any indebtedness of CAIC, the
          Company, the Target or their respective subsidiaries pursuant to, (1)
          the charter or bylaws or other organizational documents of CAIC, the
          Company, the Target or their respective subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which CAIC, the Company, the Target or their respective subsidiaries is a party or by which any of them is bound or to which any of their properties are subject (except as set forth on
          Schedule V hereto), (3) any statute, rule or regulation applicable to
          CAIC, the Company, the Target or their respective subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency, body or authority or administrative agency having jurisdiction over CAIC, the Company, the Target, or their respective subsidiaries or any of their assets or properties except, with respect to clauses (2) through (4) as could not reasonably be expected to result in a Material Adverse Effect.
          Assuming the accuracy of the Initial Purchasers' representations and warranties in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or authority or administrative agency or (B) any other person is required (except as set forth on Schedule V hereto) for (1) the execution, delivery and performance by CAIC, the Company or the
          Guarantors of this Agreement or any of the other Operative Documents to which it is a party, (2) the issuance and sale of the Notes, the issuance of the Guarantees and the transactions contemplated hereby and thereby or (3) the compliance in all material respects by CAIC with all of the provisions of the Acquisition Agreement required to be complied with by it on or prior to the Closing Date, except (w) such consents as have been or will be obtained or made on or prior to the
          Closing Date, (x) registration of the Exchange Offer or resale of the
          Initial Notes under the Act pursuant to the Registration Rights
          Agreement, and qualification of the Indenture under the Trust
          Indenture Act, in connection with the issuance of the Exchange Notes,
          (y) such filings and recordings required to perfect liens under the documents executed in connection with the New Senior Credit Facility and (z) where the failure to obtain such consents, approvals, authorizations or orders, filings, registrations, qualifications, licenses or permits could not be reasonably expected to result in a
          Material Adverse Effect.

                                       12

               (xx) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending, or, to the knowledge of each of CAIC, the Company and the Guarantors, threatened or contemplated, to which CAIC, the Company, the Target or any of their respective subsidiaries is or may be a party or to which the assets or property of CAIC, the Company, the Target or any of their respective subsidiaries is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, body or authority or administrative agency or that has been proposed by any governmental agency, body or authority or administrative agency and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which CAIC, the Company, the Target or any of their respective subsidiaries is or may be subject or to which the business, assets or property of CAIC, the Company, the Target or any of their respective subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering
          Memorandum and that is not so disclosed or (2) could, individually or in the aggregate, reasonably be expected to have a Material Adverse
          Effect.

               (xxi) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or the Guarantees or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information in connection with the offering of Notes has been complied with in all material respects.

               (xxii) There is (A) no significant unfair labor practice
          complaint pending against the Company, the Target or any of their respective subsidiaries, nor, to the knowledge of CAIC and the
          Company, threatened against any of them, before the National Labor
          Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, the
          Target or any of their respective subsidiaries, or, to the knowledge of CAIC and the Company, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against the Company, the Target or any of their subsidiaries, or to the knowledge of CAIC and the Company, threatened against any of them and (C) to the knowledge of CAIC and the Company, there is no union representation question existing with respect to the employees of the
          Company, the Target or any of their respective subsidiaries. To the knowledge of CAIC and the Company, no collective bargaining organizing activities are taking place with respect to the Company, the Target or any of their respective subsidiaries. Neither the Company, the Target or any of their respective subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security
          Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except those violations that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
          Effect.

                                       13

               (xxiii) Except as described in the Preliminary Offering
          Memorandum and the Offering Memorandum, neither CAIC, the Company, the
          Target nor any of their respective subsidiaries, has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xxiv) There is no alleged liability, or to the knowledge of CAIC and the Company, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of CAIC, the Company, the
          Target or any of their respective subsidiaries, arising out of, based on or resulting from either (A) the presence or release into the environment of any Hazardous Material (as defined) at any location of the Company, the Target or any such subsidiary, as the case may be, or
          (B) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the
          Preliminary Offering Memorandum and the Offering Memorandum, in either case, other than as disclosed therein, or could not reasonably be expected to have a Material Adverse Effect. The term "HAZARDOUS
          MATERIAL" means (1) any "hazardous substance" as defined by the
          Comprehensive Environmental Response, Compensation, and Liability Act
          of 1980, as amended, (2) any "hazardous waste" as defined by the
          Resource Conservation and Recovery Act of 1976, as amended, (3) any petroleum or petroleum product, (4) any polychlorinated biphenyl and
          (5) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

               (xxv) Each of CAIC, the Company, the Target and their respective subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to lease and operate its respective properties and to conduct its businesses in accordance with current business plans, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; each of CAIC, the Company, the Target and each of their respective subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation, termination or modification thereof in either case, except where such failure to perform or occurrence of such event could not reasonably be expected to have a Material Adverse Effect.

               (xxvi) Each of the Company, the Target and their respective subsidiaries, has peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except in each case as could not reasonably be expected to have a
          Material Adverse Effect.

               (xxvii) Each of the Company, the Target and their respective subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, computer programs, technical data and information

                                       14

          (collectively, the "INTELLECTUAL PROPERTY") presently employed by it in connection with the businesses now operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person, and neither the Company nor the Target has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual
          Property in connection with the business and operations of the
          Company, the Target and their respective subsidiaries does not infringe on the rights of any person, except such infringements as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xxviii) All federal, state and foreign income and franchise tax returns required to be filed by CAIC, the Company, the Target or their respective subsidiaries in all jurisdictions have been so filed and are accurate in all material respects. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse
          Effect. To the knowledge of CAIC, the Company and the Guarantors there are no material proposed additional tax assessments against CAIC, the
          Company, the Target or their respective subsidiaries or the assets or property of CAIC, the Company, the Target or their respective subsidiaries, except those tax assessments for which adequate reserves have been established.

               (xxix) Each of the Company, the Target and their respective subsidiaries, maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

               (xxx) Each of the Company, the Target and their respective subsidiaries, maintains insurance covering its properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice, except where failure to maintain such insurance could not reasonably be expected to have a
          Material Adverse Effect. Neither the Company nor the Target has
          received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

               (xxxi) Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, after giving effect to the Transactions, no relationship, direct or indirect, exists between or among CAIC, the
          Company, the Target or their respective subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of
          CAIC, the Company, the Target or their respective subsidiaries on the other hand, that would be required by the Act to be described in the
          Offering Memorandum if

                                       15

          the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

               (xxxii) Neither CAIC, nor the Company, nor the Target nor their respective subsidiaries is, or after giving effect to the Transactions and applying the net proceeds as described in the Preliminary Offering
          Memorandum and the Offering Memorandum under the caption "Use of
          Proceeds" will be, an "investment company" or a company "controlled"
          by an "investment company" required to be registered under the
          Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY
          ACT").

               (xxxiii) There are no holders of securities of the Company, the
          Target or their respective subsidiaries who, by reason of the execution by CAIC, the Company or the Guarantors of this Agreement or any other Operative Document to which it is a party, or the consummation by CAIC, the Company or the Guarantors of the transactions contemplated hereby and thereby, have the right to request or demand that CAIC, the Company, the Target or their respective subsidiaries register under the Act or analogous foreign laws and regulations securities held by them, other than pursuant to the Registration Rights Agreement.

               (xxxiv) Neither CAIC, nor the Company, nor the Target nor their respective subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the
          Company, the Target or their respective subsidiaries to facilitate the sale or resale of the Notes.

               (xxxv) The accountants who have certified or will certify the financial statements included or to be included as part of the
          Offering Memorandum are independent accountants as required by the
          Act. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, the historical consolidated financial statements, together with related schedules and notes thereto, included in the Preliminary Offering Memorandum and the Offering
          Memorandum comply as to form in all material respects with the requirements applicable to financial statements required in registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations at the dates and for the periods indicated, except that such historical consolidated financial statements do not include selected historical financial data for the 2000 and 2001 fiscal years.
          All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods presented, except as disclosed therein. The pro forma consolidated financial statements and related notes thereto included in the Preliminary Offering Memorandum and the Offering Memorandum, have been prepared on a basis consistent with that of the historical financial statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions described in the Preliminary
          Offering Memorandum and the Offering Memorandum, and such pro forma financial statements comply as to form in all material respects with the requirements applicable to pro forma financial statements included in registration statements on Form S-1 under the Act, except as stated
          therein and except that pro forma financial statements with respect to the twelve months ended September 30, 2005 are not required by
          Regulation S-X and except that pro forma financial statements included in the Preliminary Offering Memorandum do not reflect the terms of the
          New Senior Credit Facility and the Notes

                                       16

          included or directly derived from the information set forth on
          Schedule IV(b) hereto. The other financial and statistical information and data included in the Preliminary Offering Memorandum and the
          Offering Memorandum derived from the historical and pro forma consolidated financial statements are fairly presented in all material respects and prepared on a basis consistent with the historical consolidated financial statements included in the Preliminary Offering
          Memorandum and the Offering Memorandum and the books and records as applicable.

               (xxxvi) No registration under the Act of the Initial Notes or the
          Guarantees thereof is required for the offer, sale and delivery of the
          Initial Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the
          Initial Notes in the Exempt Resales are Eligible Purchasers and (B)
          the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Initial
          Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by CAIC, the Company, the Guarantors or any of their representatives (other than the Initial
          Purchasers, as to which CAIC, the Company and the Guarantors make no representation or warranty) in connection with the offer and sale of any of the Initial Notes or the Guarantees thereof or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes or the Guarantees have been issued and sold by CAIC, the
          Company, the Target or their respective subsidiaries within the six-month period immediately prior to the date hereof.

               (xxxvii) The statistical, industry and market-related data included in the Preliminary Offering Memorandum and the Offering
          Memorandum are based on or derived from management estimates and third-party sources, and CAIC, the Company and the Guarantors believe such estimates and sources are reasonable, reliable and accurate in all material respects.

               (xxxviii) Since the respective dates as of which information is given in the Preliminary Offering Memorandum, (A) there has not been any material adverse change, or any development that is reasonably expected to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of
          CAIC, the Company, the Target or their respective subsidiaries from that set forth in the Disclosure Package and the Offering Memorandum,
          (B) no dividend or distribution of any kind has been declared, paid or made by CAIC, the Company, the Target or their subsidiaries on any class of its stock, and (C) neither CAIC, nor the Company, nor the
          Target nor any of their respective subsidiaries has incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to CAIC, the Company, the Target or their respective subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in the United States and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum, nor entered into any transaction not in the ordinary course of business. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there has not occurred any change, or any development that is reasonably likely to result in a Material Adverse Effect.

                                       17

               (xxxix) Each of the Preliminary Offering Memorandum and the
          Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

               (xl) Prior to the effectiveness of any Registration Statements, the Indenture is not required to be qualified under the Trust
          Indenture Act.

               (xli) None of CAIC, the Company or the Guarantors or any of their affiliates, or any person acting on their behalf (it being understood that no representation or warranty is made by CAIC, the Company or the
          Guarantors regarding the Initial Purchasers) (A) has, within the six month period prior to the date hereof, offered or sold in the United
          States or to and U.S. Person, the Initial Notes or any security of the same class or series as the Initial Notes or (B) has offered or will offer or sell the Initial Notes (1) in the United States or to any
          U.S. Person by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or (2)
          with respect to any such securities sold in reliance on Rule 903 of
          Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S.

               (xlii) The Initial Notes offered and sold in reliance on
          Regulation S have been and will be offered and sold only in offshore transactions (assuming that the purchasers who buy the Initial Notes in the Exempt Resales to Reg S Investors are Reg S Investors).

               (xliii) The sale of the Initial Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (xliv) CAIC, the Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the
          Initial Purchasers, as to whom CAIC, the Company and the Guarantors make no representation or warranty) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States
          (assuming that the purchasers who buy the Initial Notes in the Exempt
          Resales to Reg S Investors are Reg S Investors) and, in connection therewith, the Preliminary Offering Memorandum and the Offering
          Memorandum contain or will contain the disclosure required by Rule
          902(g)(2) under the Act. The Initial Notes sold in Reliance on
          Regulations S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in
          Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Initial Notes by a non-U.S. Person or U.S. Persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

               (xlv) None of the execution, delivery and performance of this
          Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the
          Preliminary Offering Memorandum and the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                                       18

               (xlvi) Except pursuant to the Operative Documents, there are no contracts, agreements or understandings among CAIC, the Company, the
          Target and any other person that would give rise to a valid claim against CAIC, the Company, the Target, their respective subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the
          Notes.

               (xlvii) Neither CAIC, nor the Company nor the Target has
          distributed or, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Initial Notes, will distribute any material in connection with the offering and sale of the Initial Notes other than the Preliminary Offering Memorandum, the
          Offering Memorandum or other material, if any, not prohibited by the
          Act and the Financial Services and Markets Act 2000 of the United
          Kingdom ("FSMA") (or regulations promulgated to the Act or the FSMA)
          and approved by the Initial Purchasers, such approval not to be unreasonably withheld or delayed.

               (xlviii) Neither CAIC, nor the Company, nor the Target nor any
          Guarantor has entered or will enter into any contractual arrangement with respect to the distribution of the Initial Notes except for this
          Agreement.

               (xlix) Upon consummation of the Acquisition, all the
          representations and warranties contained in this Agreement will be true and correct.

               (l) Each certificate signed by any officer of CAIC, the Company or the Guarantors and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by CAIC, the Company or the Guarantors, as the case may be, to the Initial Purchasers as to the matters covered thereby.

          Each of CAIC, the Company and the Guarantors acknowledge that the
     Initial Purchasers and, for purposes of the opinions to be delivered to the
     Initial Purchasers pursuant to Section 8 hereof, counsel for CAIC, the
     Company and the Guarantors and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

               (b) Each of the Initial Purchasers, severally and not jointly, represents, warrants and covenants to CAIC, the Company and the Guarantors:

               (i) Such Initial Purchaser is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the
          Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Initial Notes.

               (ii) Such Initial Purchaser is not acquiring the Initial Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

               (iii) No form of general solicitation or general advertising
          (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Initial Notes, including, but not limited to, articles, notices or other
          communications published in any newspaper, magazine or similar medium or broadcast over television or

                                       19

          radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (iv) Such Initial Purchaser agrees that, in connection with the
          Exempt Resales, it will solicit offers to buy the Initial Notes only from, and will offer to sell the Initial Notes only to, Eligible
          Purchasers. Such Initial Purchaser further (A) agrees that it will offer to sell the Initial Notes only to, and will solicit offers to buy the Initial Notes only from (1) Eligible Purchasers that such
          Initial Purchaser reasonably believes are QIBs and (2) Reg S Investors and (B) acknowledges and agrees that, in the case of such QIBs and such Reg S Investors, such Initial Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only
          (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB for which such person is acting as fiduciary or agent, in a transaction meeting the requirements of Rule 144A under the Act, (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an institutional accredited investor that, prior to such transfer, furnishes the
          Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Initial
          Notes (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of
          Initial Notes in excess of $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (V)
          in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the
          Company so requests), (y) to the Company or any of its subsidiaries,
          (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and
          (C) acknowledges that they will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

               (v) Such Initial Purchaser and its affiliates or any person acting on its or their behalf has not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Initial Notes or the Guarantees thereof.

               (vi) The Initial Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions (assuming that the purchasers who buy the Initial Notes in the Exempt Resales to Reg S
          Investors are Reg S Investors).

               (vii) The sale of Initial Notes offered and sold by such Initial
          Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

               (viii) Such Initial Purchaser has not distributed nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Initial Notes, will distribute any material in connection with the offering and sale of the Initial Notes other than the Preliminary Offering Memorandum, the Offering Memorandum or other material, if any, not prohibited by the Act and the FSMA (or regulations promulgated to the Act or the FSMA).

                                       20

               (ix) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Initial Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i)
          as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the
          Initial Notes pursuant hereto and the Closing Date, other than in accordance with Rule 903 of Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial
          Purchaser agrees that, during such 40-day distribution compliance period, it will not cause any advertisement with respect to the
          Initial Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Initial Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

               (x) Such Initial Purchaser agrees that the Initial Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day distribution compliance period referred to in Rule 903(b)(3) under the Act and only upon certification of beneficial ownership of such Initial Notes by
          non-U.S. persons or U.S. persons who purchased such Initial Notes in transactions that were exempt from the registration requirements of the Act.

               (xi) Such Initial Purchaser agrees that, at or prior to
          confirmation of a sale of Initial Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day distribution compliance period referred to in Rule 903(b)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "THE INITIAL NOTES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
          U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND
          MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE
          ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF YOUR DISTRIBUTION
          AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE
          COMMENCEMENT OF THE OFFERING OF THE INITIAL NOTES AND THE CLOSING OF
          THE OFFERING, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S
          UNDER THE SECURITIES ACT (OR RULE 144A OR TO ACCREDITED INSTITUTIONS
          IN TRANSACTIONS THAT ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
          THE SECURITIES ACT), AND IN CONNECTION WITH ANY SUBSEQUENT SALE BY YOU
          OF THE INITIAL NOTES COVERED HEREBY IN RELIANCE ON REGULATION S DURING
          THE PERIOD REFERRED TO ABOVE TO ANY DISTRIBUTOR, DEALER OR PERSON
          RECEIVING A SELLING CONCESSION, FEE OR OTHER REMUNERATION, YOU MUST
          DELIVER A NOTICE TO SUBSTANTIALLY THE FOREGOING EFFECT. TERMS USED
          ABOVE HAVE THE MEANINGS ASSIGNED TO THEM IN REGULATION S."

          The Initial Purchasers acknowledge that CAIC, the Company and the
     Guarantors, for purposes of the opinions to be delivered to the Initial
     Purchasers pursuant to Section 8 hereof, counsel for CAIC, the Company and the Guarantors and counsel for the Initial Purchasers will

                                       21

     rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          6. Indemnification.

               (a) As of the date hereof, CAIC, and as of the Closing Date, each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each person, if any, who controls the Initial Purchasers within the meaning of Section
     15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective affiliates, officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, if such settlement is effected with the written consent of the Company), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the
     Preliminary Offering Memorandum, any Free Writing Offering Document or the
     Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of CAIC, the
     Company or any Guarantor will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to CAIC or the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability that CAIC, the Company or any Guarantor may otherwise have, including under this Agreement.

               (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) as of the date hereof, CAIC and, as of the
     Closing Date, the Company and each Guarantor (ii) each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of CAIC as of the date hereof, and, as of the Closing Date, the Company or any Guarantor,
     to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation, if such settlement is effected with the written consent of such Initial Purchaser), joint or several, to which they or any of them may become subject under the
     Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any Free
     Writing Offering Document or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss,

                                       22

     liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall an Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser under this Agreement. This indemnity will be in addition to any liability that such Initial Purchasers may otherwise have, including under this Agreement.

               (c) Promptly after receipt by an indemnified party under
     subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that the indemnifying party may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the reasonable legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party and indemnity was sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, CAIC (as of the date hereof)
     and the Company and the Guarantors (as of the Closing Date), on the one
     hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses,

                                       23

     liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by CAIC, the Company and the Guarantors, any contribution received by CAIC, the Company or the Guarantors from persons, other than the Initial Purchasers or the Guarantors, who may also be liable for contribution, including persons who control CAIC, the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to
     which CAIC, the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by
     CAIC, the Company and the Guarantors, on the one hand, and the Initial
     Purchasers, on the other hand, from the offering of the Initial Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of CAIC, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by CAIC, the Company and the
     Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Initial Notes (net of discounts but before deducting expenses) received by CAIC, the Company or any Guarantor and (ii) the discounts and commissions received by the Initial Purchasers. The relative fault of CAIC, the Company and the Guarantors, on the one hand, and of the
     Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by CAIC, the Company or the Guarantors or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. CAIC, the Company the Guarantors, and the Initial Purchasers
     agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this
     Section 7, (i) in no case shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Initial Notes purchased by such Initial
     Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii)
     no person guilty of fraudulent misrepresentation (within the meaning of
     Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the
     Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Initial Purchaser or any controlling person shall have the same rights to contribution as such
     Initial Purchaser, and (A) each person, if any, who controls CAIC, the
     Company or any Guarantor within the meaning of Section 15 of the Act or
     Section 20(a) of the Exchange Act and (B) the respective affiliates, officers, directors, partners, employees, representatives and agents of the
     Company or any Guarantor shall have the same rights to contribution as
     CAIC, the Company and the Guarantors, subject in each case to clauses (i)
     and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any

                                       24

     obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Notes purchased by each of the Initial
     Purchasers hereunder and are not joint.

          8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Initial Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

               (a) All of the representations and warranties of CAIC, the
     Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date, as applicable, with the same force and effect as if made on and as of the date hereof and the
     Closing Date, as applicable. CAIC, the Company and the Guarantors shall have performed or complied in all material respects with all of the agreements contained herein and required to be performed or complied with by it on or prior to the Closing Date.

               (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York
     City time, on the day that is two Business Days following the date of this
     Agreement or at such later date and time as to which the Initial Purchasers may agree.

               (c) No stop order suspending the qualification or exemption from qualification of the Initial Notes or the Guarantees thereof in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

               (d) No action shall have been taken and no statute, rule,
     regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Initial Notes or the Guarantees thereof; no action, suit, investigation or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Company, threatened against, CAIC, the Company, the Target or any of their respective subsidiaries, before any court or arbitrator or any governmental body, agency or authority or administrative agency that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Preliminary
     Offering Memorandum, any Free Writing Offering Document, the Offering
     Memorandum or any amendment or supplement thereto, or that could reasonably be expected to have a Material Adverse Effect.

               (e) Since the respective dates as of which information is given in the Disclosure Package, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Disclosure Package and the Offering
     Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock or membership interests, other than as provided under the Acquisition Agreement, and (iii) neither the Company, the Target nor any of their respective subsidiaries, shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles in the United States and are not disclosed on the latest

                                       25

     balance sheet or notes thereto included in the Offering Memorandum, nor entered into any transaction not in the ordinary course of business, in each case, other than as provided under the Operative Documents and as disclosed in the Disclosure Package and the Offering Memorandum. Since the
     date hereof and since the dates as of which information is given in the
     Preliminary Offering Memorandum, there has not occurred any Material
     Adverse Effect, or any development that is reasonably likely to result in a
     Material Adverse Effect.

               (f) The Initial Purchasers shall have received certificates, dated the Closing Date, signed on behalf of the Company and each Guarantor, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (c), (d) and (e) of this Section 8 and that, as of the Closing Date, the obligations of the Company and each
     Guarantor to be performed hereunder on or prior thereto have been duly performed in all material respects.

               (g) The Initial Purchasers shall have received on the Closing
     Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial
     Purchasers, of Paul, Weiss, Rifkind, Wharton & Garrison, LLP counsel for the Company, substantially to the effect set forth in Exhibit B hereto.

               (h) The Initial Purchasers shall have received on the Closing
     Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial
     Purchasers, of the General Counsel of the Company, substantially to the effect set forth in Exhibit C hereto.

               (i) At the time this Agreement is executed and at the Closing
     Date, the Initial Purchasers shall have received from
     PricewaterhouseCoopers LLP, independent auditors with respect to the
     Company and the Guarantors, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial
     Purchasers and in form and substance reasonably satisfactory to the Initial
     Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information contained in the
     Preliminary Offering Memorandum and the Offering Memorandum.

               (j) The Initial Purchasers shall have received, on the Closing
     Date, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

               (k) Prior to the Closing Date, CAIC, the Company and the
     Guarantors shall have furnished to the Initial Purchasers and their counsel such further information, certificates and documents as the Initial
     Purchasers or such counsel may reasonably request for the purpose of enabling them to review or pass upon the matters referred to in this
     Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               (l) The Company, the Guarantors and the Trustee shall have entered into the Indenture, and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               (m) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial
     Purchasers shall have received counterparts, conformed as executed, thereof.

                                       26

               (n) On the Closing Date, the Company, the Guarantors and the
     Initial Purchasers shall have entered into the First Amendment and the
     Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               (o) The New Senior Credit Facility shall have been entered into and M&F shall have contributed cash to the common equity capital of CAIC, each as substantially as described in the Preliminary Offering Memorandum and the Offering Memorandum, providing proceeds in an amount sufficient, together with the proceeds from the sale of the Initial Notes, to consummate the Acquisition.

               (p) The Acquisition, in accordance with the terms of the
     Acquisition Agreement, and the Merger, shall have been consummated prior to, or simultaneously with, the purchase of and payment for the Initial
     Notes as provided in this Agreement.

               (q) On or after the date hereof, and prior to the Closing Date
     (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any
     Guarantor or any securities of the Company or any Guarantor (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any Guarantor, or any securities of the
     Company or any Guarantor by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Initial Notes than that on which the Initial Notes were marketed.

               (r) The Initial Notes shall have been approved for trading on
     PORTAL.

               (s) The Company and the Guarantors shall furnish the Initial
     Purchasers with such conformed copies of such opinions, certificates, letters and other documents as they reasonably request.

          9. Initial Purchasers' Information. CAIC, the Company and the
     Guarantors acknowledge that the statements with respect to the offering of the Initial Notes set forth in the second, fifth, seventh and tenth paragraphs of the "Plan of Distribution" in the Preliminary Offering
     Memorandum and the Offering Memorandum constitute the only information relating to the Initial Purchasers furnished to CAIC, the Company and the
     Guarantors in writing by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers and
     CAIC, the Company and the Guarantors contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of an Initial
     Purchaser, any controlling person thereof, or by or on behalf of the
     Company, or any controlling person thereof, and shall survive delivery of and payment for the Initial Notes to and by the Initial Purchasers. The
     representations contained in Section 5 and the

                                       27

     agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to
     Section 11.

          11. Effective Date of Agreement; Termination.

               (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

               (b) The Initial Purchasers shall have the right to terminate this
     Agreement at any time prior to the Closing Date by written notice to CAIC or the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to CAIC, the Company or the Guarantors if, on or prior to such date, (i) CAIC, the
     Company or the Guarantors shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial
     Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the
     Initial Purchasers, there shall not have occurred since the respective dates as of which information is given in the Offering Memorandum a
     Material Adverse Effect, or any development that is reasonably likely to result in a Material Adverse Effect for the Company, the Target or their respective subsidiaries, taken as a whole, other than as set forth in the
     Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the
     Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B)
     trading in securities generally on the New York Stock Exchange, the
     American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared;
     or (D) there has occurred an outbreak or escalation of hostilities or acts of terrorism involving the United States on or after the date hereof, or there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in any such case, in the sole judgment of the Initial Purchasers, to make it inadvisable or impracticable to proceed with the offering, sale or delivery of the Initial Notes on the terms and in the manner contemplated in the Preliminary Offering Memorandum and the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the
     United States shall be such as, in the Initial Purchasers' sole judgment, makes it inadvisable or impracticable to proceed with the offering, sale or delivery of the Initial Notes as contemplated hereby.

               (c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and, in either case, confirmed promptly in writing by letter.

               (d) If this Agreement is terminated pursuant to any of the provisions hereof (other than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Initial Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of CAIC, the Company or the Guarantors to perform any agreement herein or comply with any provision hereof, CAIC, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses

                                       28

     (including the reasonable fees and expenses of the Initial Purchasers'
     counsel), incurred by the Initial Purchasers in connection herewith.

               (e) If on the Closing Date any Initial Purchaser shall fail or refuse to purchase the Initial Notes that it has agreed to purchase hereunder on such date and the aggregate principal amount of the Initial
     Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion that the principal amount of the Initial Notes set forth opposite its name in Schedule II bears to the aggregate principal amount of the Initial Notes that all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, to purchase the Initial Notes that such defaulting Initial Purchaser agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Initial Notes that any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section
     11 by an amount in excess of one-ninth of such principal amount of the
     Initial Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser shall fail or refuse to purchase the
     Initial Notes and the aggregate principal amount of the Initial Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Initial Notes to be purchased by all
     Initial Purchasers and arrangements satisfactory to the Initial Purchasers and CAIC for purchase of such Initial Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company, except that the provisions of Section 6 and 7 shall at all times be effective and shall survive such termination. In any such case that does not result in termination of this Agreement, either Bear Stearns or CAIC shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering
     Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial
     Purchaser from liability in respect of any default of any such Initial
     Purchaser under this Agreement.

          12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the
     Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc.,
     383 Madison Avenue, New York, New York 10179, Attention: Corporate Finance
     Department, telecopy number: (212) 272-3092, with a copy to Latham &
     Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022,
     Attention: Marc D. Jaffe, facsimile number: (212) 751-4864; and if sent to the Company, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Clarke American Corp.,
     10931 Laureate Drive, San Antonio, Texas 78249, Attention: Chief Financial
     Officer, facsimile number: (210) 558-5254, with a copy to Paul, Weiss,
     Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York,
     New York 10019, Attention: Lawrence G. Wee, facsimile number: (212)
     492-0052, and a copy to M&F Worldwide Corp., 35 East 62nd Street, New York,
     New York 10021, Attention: General Counsel, facsimile number: (212)
     572-5056.

          13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, CAIC, and as of and following the Closing Date, the Company, the Guarantors, and the
     controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or

                                       29

     any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial
     Purchasers.

          14. Contractual Relationship. CAIC and the Company hereby acknowledge and agree that (a) the purchase and sale of the Notes pursuant to this
     Agreement is an arm's-length commercial transaction between CAIC and the
     Company, on the one hand, and the Initial Purchasers, on the other, (b)
     each Initial Purchaser is acting solely as a principal and not as the agent or fiduciary of CAIC or the Company with respect to the sale of the Notes contemplated hereby, (c) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of CAIC or the Company with respect to the sale of the Notes contemplated hereby (irrespective of whether such
     Initial Purchaser has advised or is currently advising the Company on other matters, and notwithstanding the fact that an affiliate of J.P. Morgan
     Securities Inc. is currently acting as financial advisor to the Target in connection with the Transactions) and (d) CAIC and the Company have consulted their own legal and financial advisors to the extent they deem appropriate. CAIC and the Company agree that they will not claim that any
     Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty, to them in connection with the sale of the Notes contemplated hereby or the process leading thereto. CAIC, the
     Company and the Initial Purchasers agree that they are each responsible for making their own independent judgments with respect to the transactions contemplated by this Agreement or any matters leading up to such transactions, and that any opinions or views expressed by the Initial
     Purchasers to CAIC or the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to CAIC or the Company.

          15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.

          16. Construction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
     THE INTERNAL LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS
     AGREEMENT.

          17. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

          18. Counterparts. This Agreement may be executed in various counterparts, which together shall constitute one and the same instrument.

                            [Signature page follows]

                                       30

     If the foregoing correctly sets forth the understanding among the Initial
Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among
us.

                                        Very truly yours,

                                        CA INVESTMENT CORP.

                                        By: /s/ Todd J. Slotkin
                                            ------------------------------------
                                            Name:  Todd J. Slotkin
                                            Title: President

Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.

By: /s/ Mark Bernstein
    ---------------------------------
    Name:  Mark Bernstein
    Title: Senior Managing Director

J.P. MORGAN SECURITIES INC.

By: /s/ Matthew Lyness
    ---------------------------------
    MATTHEW LYNESS
    MANAGING DIRECTOR

                                   SCHEDULE I

                                   Guarantors

1. Core Skills Inc., a Delaware corporation

2. Clarke American Checks, Inc., a Delaware corporation

3. Checks in the Mail, Inc., a Delaware corporation

4. B(2) Direct, Inc., a Delaware corporation

                                   SCHEDULE II

                                                                PRINCIPAL AMOUNT
                 INITIAL PURCHASER                                  OF NOTES
-------------------------------------------------------------   ----------------
Bear, Stearns & Co. Inc......................................     $122,500,000
J.P. Morgan Securities Inc...................................     $ 52,500,000
                                                                  ------------
TOTAL                                                             $175,000,000
                                                                  ============

                                  SCHEDULE III

                                  Subsidiaries

1. Core Skills Inc., a Delaware corporation

2. Clarke American Checks, Inc., a Delaware corporation

3. Checks in the Mail, Inc., a Delaware corporation

4. B(2) Direct, Inc., a Delaware corporation

                                 SCHEDULE IV(A)

                               Pricing Information

ISSUER:   CLARKE AMERICAN CORP.

ISSUE:    $175 MILLION 11.750% SENIOR NOTES DUE 12/15/13

MANAGERS: BSC/JPM (Joint Book-Running Managers)  INDUSTRY: Services

RATINGS:  B2/B-

PRICE:    100.000%  YTW: 11.750%  SPRD TREAS: + 729bps vs. 4.25% due 11/13

OPTIONAL REDEMPTION: NC 4 (12/15/09)

CALL PRICES: 12/15/09...   105.875%
             12/15/10...   102.938%
             12/15/11...   100.000%

EQUITY CLAWBACK: 35% Equity Clawback @ 111.750% until 12/15/08

INTEREST PAYMENT DATES: Semi annual interest payments, beginning 6/15/06

TRADE DATE:  12/8/05   SETTLEMENT: 12/15/05 (T+5)

H.Y. TRADER: Tom Pernetti

CUSIP:    144A# 181592 AA 4
          REG S# U17935 AA 2

ADDITIONAL NOTES: 144A/Reg S.

Debt Incurrence Test

Fixed Charge Coverage Ratio
Change:   2.25x until December 15, 2007, then 2.50x thereafter

Additional Mandatory Debt Reduction Covenant

If the Company's leverage ratio exceeds 3.0x (measured at the end of the most recent four-quarter reference period for which internal financial statements are available), the Company's senior secured credit facility (if any) will include the excess cash flow covenant in the Company's Credit Agreement on the Closing
Date.

ECONOMIC TERMS OF THE COMPANY'S SENIOR SECURED CREDIT FACILITY:

o    Applicable margins:

     o    Term Loan B Eurodollar Loans: 325 bps;

     o    Term Loan B ABR Loans: 325 bps;

     o    Revolving Eurodollar Loans: 300 bps; and

     o    Revolving ABR Loans: 200 bps;

o    The Term Loan B will carry soft-call protection of 101.0% for the first
     18-months after the closing date and par thereafter;

o    The Term Loan B will be offered at an Original Issue Discount of 99.5 at closing (increasing borrowings under the revolver by approximately $2 million);

o    The minimum consolidated interest coverage covenant is being adjusted to a fixed charge coverage covenant with the following definition: EBITDA/(Cash
     Interest + Cash Taxes + Amortization);

o    The Term Loan B Amortization schedule has been changed to the following schedule, which represents a $5 million increase in each of 2008, 2009 and
     2010:

  2006      2007      2008      2009      2010      2011
-------   -------   -------   -------   -------   --------
$15.0MM   $20.0MM   $30.0MM   $35.0MM   $40.0MM   $300.0MM

CHANGES TO FINANCIAL INFORMATION
   Pro Forma Cash Interest Expense: $54.7 million

CAPITALIZATION:

                               AS OF 09/30/05
       CAPITALIZATION             PRO FORMA
----------------------------   --------------
Revolver(1)                        $  4.2
Term Loan B                         437.8
                                   ------
   TOTAL SENIOR SECURED DEBT       $442.0
Senior Unsecured Notes              175.0
Other Debt                            6.5
                                   ------
   TOTAL DEBT                      $623.5
Common Equity                       203.0
                                   ------
   TOTAL CAPITALIZATION            $826.5
                                   ======

----------
(1)  Facility size of $40 million

     The revolver draw on the closing date will increase by $3.0 million from the amounts indicated above due to estimated post-closing operational cash needs.

                                 SCHEDULE IV(B)

                               Disclosure Package

ISSUER:   CLARKE AMERICAN CORP.

ISSUE:    $175 MILLION 11.750% SENIOR NOTES DUE 12/15/13

MANAGERS: BSC/JPM (Joint Book-Running Managers)  INDUSTRY: Services

RATINGS:  B2/B-

PRICE:    100.000%  YTW: 11.750%  SPRD TREAS: + 729bps vs. 4.25% due 11/13

OPTIONAL REDEMPTION: NC 4 (12/15/09)

CALL PRICES: 12/15/09...   105.875%
             12/15/10...   102.938%
             12/15/11...   100.000%

EQUITY CLAWBACK: 35% Equity Clawback @ 111.750% until 12/15/08

INTEREST PAYMENT DATES: Semi annual interest payments, beginning 6/15/06

TRADE DATE:  12/8/05   SETTLEMENT: 12/15/05 (T+5)

H.Y. TRADER: Tom Pernetti

CUSIP:    144A# 181592 AA 4
          REG S# U17935 AA 2

ADDITIONAL NOTES: 144A/Reg S.

Debt Incurrence Test

Fixed Charge Coverage Ratio
Change:   2.25x until December 15, 2007, then 2.50x thereafter

Additional Mandatory Debt Reduction Covenant

If the Company's leverage ratio exceeds 3.0x (measured at the end of the most recent four-quarter reference period for which internal financial statements are available), the Company's senior secured credit facility (if any) will include the excess cash flow covenant in the Company's Credit Agreement on the Closing
Date.

ECONOMIC TERMS OF THE COMPANY'S SENIOR SECURED CREDIT FACILITY:

o    Applicable margins:

     o    Term Loan B Eurodollar Loans: 325 bps;

     o    Term Loan B ABR Loans: 325 bps;

     o    Revolving Eurodollar Loans: 300 bps; and

     o    Revolving ABR Loans: 200 bps;

o    The Term Loan B will carry soft-call protection of 101.0% for the first
     18-months after the closing date and par thereafter;

o    The Term Loan B will be offered at an Original Issue Discount of 99.5 at closing (increasing borrowings under the revolver by approximately $2 million);

o    The minimum consolidated interest coverage covenant is being adjusted to a fixed charge coverage covenant with the following definition: EBITDA/(Cash
     Interest + Cash Taxes + Amortization);

o    The Term Loan B Amortization schedule has been changed to the following schedule, which represents a $5 million increase in each of 2008, 2009 and
     2010:

  2006      2007      2008      2009      2010      2011
-------   -------   -------   -------   -------   --------
$15.0MM   $20.0MM   $30.0MM   $35.0MM   $40.0MM   $300.0MM

CHANGES TO FINANCIAL INFORMATION
   Pro Forma Cash Interest Expense: $54.7 million

CAPITALIZATION:

                               AS OF 09/30/05
       CAPITALIZATION             PRO FORMA
----------------------------   --------------
Revolver(1)                        $  4.2
Term Loan B                         437.8
                                   ------
   TOTAL SENIOR SECURED DEBT       $442.0
Senior Unsecured Notes              175.0
Other Debt                            6.5
                                   ------
   TOTAL DEBT                      $623.5
Common Equity                       203.0
                                   ------
   TOTAL CAPITALIZATION            $826.5
                                   ======

----------
(1)  Facility size of $40 million

     The revolver draw on the closing date will increase by $3.0 million from the amounts indicated above due to estimated post-closing operational cash needs.

                                        2

                                   SCHEDULE V

The following contracts require consent or give rise to termination or acceleration rights as a result of the Transactions:

     1.   Merchandise License Agreement between Those Characters From Cleveland,
          Inc. and Clarke American Checks, Inc. dated March 1, 2004 (Care Bears)

     2.   Non-Exclusive Trademark License Agreement between Children's Miracle
          Network and Clarke American Checks, Inc. dated January 1, 2004

     3.   Non-Exclusive Licensing Agreement between Wyland International, LLC and Clarke American Checks, Inc. dated August 1, 2002, as amended

     4.   Limited License Agreement between Redline Sports Marketing, Inc. and
          Clarke American Checks, Inc. dated July 24, 2001 and Manufacturer's
          Agreement among Redline Sports Manufacturing, Inc. and Eric Scott
          Leathers dated August 20, 2002 and Manufacturer's Agreement between
          Redline Sports Marketing, Inc. and WS Packaging dated September 20,
          2002 (Bobby LaBonte)

     5.   Limited Sublicense Agreement between Robert Yates Racing, Inc. and
          Clarke American Checks, Inc. dated July 1, 2001, as amended (Dale
          Jarrett)

     6.   Limited License Agreement between Redline Sports Marketing, Inc. and
          Clarke American Checks, Inc. dated July 24, 2001 and Manufacturing
          Agreement between Redline Sports Marketing, Inc. and WS Packaging dated October 7, 2002 and Manufacturing Agreement between Redline
          Sports and Marketing, Inc. and Eric Scott Leathers dated October 11,
          2002 (Tony Stewart)

     7.   Limited License Agreement between JG Motorsports, Inc. and Clarke
          American Checks, Inc. dated August 23, 2001, as amended (Jeff Gordon)

     8.   Product License #15010-DCSH between DC Comics and Clarke American
          Checks, Inc. dated October 27, 2004 (DC Superheros)

     9.   Product License #14927-HBCL between Warner Bros Consumer Products,
          Inc. and Clarke American Checks, Inc. dated August 26, 2004
          (Jetsons/Flintstones)

     10.  Standard UCLA License Agreement between the Regents of the University of California and Clarke American Checks, Inc. dated April 1, 2004

     11.  License Agreement between Hallmark Licensing, Inc. and Clarke American
          Checks, Inc. dated January 1, 2002, as amended (Maxine)

     12.  Product License between Warner Bros. Consumer Products, Inc. and
          Clarke American Checks, Inc. dated June 2, 2004 (Tom and Jerry)

     13.  License Agreement and Approval of Third Party Manufacturer between
          Clarke American Checks, Inc. and Warner Bros. Consumer Products, Inc.
          dated June 2, 2004 (Tom and Jerry)

     14.  Warner Bros. Consumer Products, Inc. Letter to Clarke American Checks,
          Inc. concerning Approval of Third Party Manufacturer dated June 2,
          2004 (Tom and Jerry)

     15.  License Agreement between General Motors Corporation and Clarke
          American Checks, Inc. dated May 19, 2003, as amended (Cruisin)

     16.  License Agreement between Ford Motor Company and Clarke American
          Checks, Inc. dated December 21, 2004 (Cruisin)

     17.  License Agreement between Springs Licensing Group, Inc. and Springs
          Industries, Inc. and Clarke American Checks, Inc. dated March 25, 2004
          (Blue Jean Teddy)

     18.  Merchandise License Agreement between Save the Children Federation,
          Inc. and Clarke American Checks, Inc. dated September 7, 2004

     19.  License Agreement between Those Characters From Cleveland, Inc. and
          Checks In The Mail, Inc. dated April 8, 2004 as amended (Care Bears)

     20.  License Agreement between American Society for the Prevention of
          Cruelty to Animals and Checks In The Mail, Inc. dated July 1, 2003

     21.  License Agreement between Clarke American Checks, Inc. and Smithsonian
          Institution dated March 15, 2005, as amended (Visions from Space)

     22.  Standard Industrial Lease Agreement, dated September 14, 1998, between
          Jeffersonville Public Warehouses, Inc. d/b/a America Place, as lessor, and Clarke American Checks, Inc., as lessee, as amended (Jefferson
          Forms Plant)

     23.  Software License Agreement between Arbor Software Corporation and
          Clarke American Checks, Inc. dated December 31, 1995, as amended

     24.  U.S. Master Client Agreement between Gartner Group, Inc. and Clarke
          American Checks, Inc. dated January 1, 1996 (services)

     25.  Purchase Agreement between RadioShack Corporation and B2Direct, Inc.
          dated January 1, 2004

     26.  Merchandise License Agreement between Checks In The Mail, Inc and
          Discovery Licensing, Inc. dated May, 2005 (American Chopper)

     27.  Merchandise License Agreement between Checks In The Mail, Inc and
          Those Characters From Cleveland, Inc. dated May 4,2004 (Strawberry
          Shortcake)

     28.  Order Form and MIPS Based License between Computer Associates
          International Inc. and Clarke American Checks, Inc. dated June 20,
          1999, as amended

     29.  Merchandise License Agreement between Checks in the Mail, Inc. and Art
          Impressions, Inc. dated December 11, 2001, as amended (Joseph Wall
          Designs)

     30.  Standard Retail Product License Agreement between Collegiate Licensing
          Company and Clarke American Checks, Inc. dated November 7, 2003, as amended (various universities)

                                        2

     31.  License Agreement between Warner Bros. Consumer Products, Inc. and
          Checks In The Mail, Inc. dated January 13, 2004 (The Flintstones)

     32.  License Agreement between Warner Bros. Consumer Products, Inc. and
          Checks In The Mail, Inc. dated January 13, 2004 (Tom and Jerry)

     33.  Merchandise Licensing Agreement between Checks In The Mail, Inc. and
          Save the Children Federation, Inc. dated May 31, 2006

     34.  License Agreement between Marvel Enterprises, Inc., Marvel Characters,
          Inc. and Checks In The Mail, Inc. dated November 12, 2002 (Marvel
          Comic Book characters)

     35.  License Agreement between Paper Girls and Checks In The Mail, Inc.
          dated April 4, 2005 (Paper People)

     36.  License and Distribution Agreement between Checks In The Mail, Inc.
          and Rachel Hale Photography Limited dated April 19, 2004

     37.  Product License Warner Bros. Consumer Products, Inc. #14734-SCOO
          between Warner Bros. Consumer Products, Inc. and Clarke American
          Checks, Inc. dated June 2, 2004

     38.  Elvis Presley Enterprises, Inc. License Agreement between Elvis
          Presley Enterprises, Inc. and Checks In The Mail, Inc. dated April 20,
          2005

     39.  License Agreement between Good Times Entertainment LLC and Checks In
          The Mail, Inc. dated February 4, 2003 (Felix the Cat)

     40.  License Agreement between The American Society for the Prevention of
          Cruelty to Animals, Inc. and Clarke American Checks, Inc. dated July
          26, 2001

     41.  License Agreement between MTV Networks and Clarke American Checks,
          Inc, dated July 25, 2003 (Sponge Bob)

     42.  License Agreement between MTV Networks and Checks in the Mail, Inc., dated May 1, 2003 (Sponge Bob)

     43.  Merchandise License Agreement between Art Impressions, Inc., and
          Clarke American Checks, Inc., dated March 1, 2001

     44.  Office Building Lease Agreement, dated July 1, 2004, between Checks in the Mail, Inc., as lessor, and B2Direct Inc., as lessee (2435 Goodwin
          Lane, New Braunfels, TX)

     45.  Agreement entered into between Geddes Group Holdings Limited and
          Checks In the Mail, Inc. dated June 1, 2001, as amended (Anne Geddes)

     46.  Clarke American Purchase Agreement entered into between LaSalle Bank
          Corporation and Clarke American Checks, Inc. on or about August 1,
          2005, including Exhibits A-K, for the provision of Clarke's products and services

     47.  License and Distribution Agreement between Rachael Hale Photography
          Limited and Clark American Checks, Inc. dated March 2, 2004

                                        3

     48.  2005 Limited License Agreement by and between Hendrick Gordon
          Licensing, LLC and Clarke American Checks, Inc. dated January 1, 2005

     49.  Agreement for Purchase of Check Printing and Other Services between
          Bank of Hawaii and Clarke American Checks, Inc. dated May 11, 2005, as amended

     50.  Clarke American Agreement between Comerica Incorporated and Clarke
          American Checks, Inc. dated January 1, 2000, as amended (Partner No.
          199)

     51.  Services and Products Agreement between USAA Federal Savings Bank,
          USAA Savings Bank and Clarke American Checks, Inc. dated June 1, 2004
          (Partner No. 296)

     52.  Amended and Restated Master Services Agreement for Check Production
          and Fulfillment Services between Bank of America, N.A. and Clarke
          American Checks, Inc. dated November 8, 2004, as amended

     53.  Amended and Restated ServiceLine PlusSM Agreement between Clarke
          American Checks, Inc. and Bank of America, N.A. effective September
          26, 2005, as amended

     54.  Master Agreement for the Distribution of Customer Deposit Bags between
          Bank of America Technology and Operations, Inc. and Clarke American
          Checks, Inc. dated December 1, 1998, as amended

     55.  Office Building Lease Agreement between N.W.A. Limited Partnership, as lessor, and Clarke American Checks, Inc., as lessee, dated August 15,
          2002, as amended (11550 IH 10 West, Suite 300 San Antonio, TX)

The following contracts require notice as a result of the Transactions (but such agreements do not require consent or give rise to rights of termination as a result of the Transactions):

1.        Master License and Maintenance Services Agreement between Docent, Inc.
          and Clarke American Checks, Inc. dated August 27, 2001, as amended

2.        Software License Agreement between Vanguard Integrity Professionals and Clarke American Checks, Inc. dated April 6, 1998, as amended

3.        Trust Agreement between Clarke American Checks, Inc. and Frost
          National Bank dated February 4, 2000

                                        4

                                    EXHIBIT A

                FORM OF FIRST AMENDMENT TO THE PURCHASE AGREEMENT

     FIRST AMENDMENT TO THE PURCHASE AGREEMENT (this "AMENDMENT"), dated as of
December 15, 2005, among Clarke American Corp. ("CLARKE"), Clarke's subsidiaries listed on the signature pages hereto (the "GUARANTORS") and Bear, Stearns & Co.
Inc. and J.P. Morgan Securities Inc. (each, an "INITIAL PURCHASER" and together, the "INITIAL PURCHASERS").

                                   WITNESSETH

     WHEREAS, CA Investment Corp., a Delaware corporation ("CAIC") has heretofore executed and delivered to the Initial Purchasers the Purchase
Agreement (the "PURCHASE AGREEMENT"), dated as of December 8, 2005, between CAIC and the Initial Purchasers, providing for the issuance and sale to the Initial
Purchasers by CAIC, the Company and the Guarantors of $175,000,000 in aggregate principal amount of 11 3/4% Senior Notes due 2013;

     WHEREAS, concurrently herewith, Target is being merged with and into CAIC
(the "MERGER"), with CAIC as the surviving company, to be renamed Clarke
American Corp.; and

     WHEREAS, the Purchase Agreement provides that Clarke and the Guarantors will agree to become bound by the Purchase Agreement pursuant to this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Clarke, the
Guarantors and the Initial Purchasers mutually agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

     2. AGREEMENT TO ASSUME. Clarke hereby acknowledges and agrees that, pursuant to the Merger, it has assumed by operation of law all of the obligations of CAIC under the Purchase Agreement and hereafter shall be deemed to be "CAIC"(as defined in the Purchase Agreement) for all purposes under the
Purchase Agreement. Clarke shall succeed to, and be substituted for, and may exercise every right and power of CAIC under the Purchase Agreement with the same effect as if Clarke had been named as "CAIC" in the Purchase Agreement.

     3. CLARKE AGREEMENT TO BE BOUND. Clarke hereby agrees that it is a party to the Purchase Agreement and agrees to be bound by all of the obligations of the
"Company" (as defined in the Purchase Agreement) under the Purchase Agreement.
Clarke hereby acknowledges and agrees to all of the agreements and covenants of the "Company" contained in the Purchase Agreement and hereby makes all of the representations and warranties of the "Company" contained in the Purchase
Agreement, in each case as provided in the Purchase Agreement. Clarke may exercise every right and power of the "Company" under the Purchase Agreement.

     4. GUARANTORS AGREEMENT TO BE BOUND. Each Guarantor hereby agrees that it is a party to the Purchase Agreement and agrees to be bound by all of the obligations of a "Guarantor" (as defined in the Purchase Agreement) under the
Purchase Agreement. Each Guarantor hereby acknowledges and agrees to all of the agreements and covenants of a "Guarantor" contained in the Purchase Agreement and hereby makes all of the representations and warranties of the "Guarantors"

                                       A-1

contained in the Purchase Agreement, in each case as provided in the Purchase
Agreement. Each Guarantor may exercise every right and power of a "Guarantor"
under the Purchase Agreement.

     5. CONSTRUCTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE
INTERNAL LAWS OF THE STATE OF NEW YORK.

     6. COUNTERPARTS. This Amendment may be executed in various counterparts, which together shall constitute one and the same instrument.

     7. CAPTIONS. The captions included in this Amendment are included solely for convenience of reference and are not to be considered a part of this
Amendment.

     8. RATIFICATION OF PURCHASE AGREEMENT. Except as expressly amended hereby, the Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
This Amendment shall form a part of the Purchase Agreement for all purposes.

                            (Signature pages follow)

                                       A-2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                             CLARKE AMERICAN CORP.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             CORE SKILLS INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             CLARKE AMERICAN CHECKS, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             CHECKS IN THE MAIL, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             B(2)DIRECT, INC.

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                       A-3

                                    EXHIBIT B

        FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON, LLP

          We have acted as special counsel to CA Investment Corp., a Delaware corporation (the "Company"), into which Novar USA Inc., a Delaware corporation, will be merged, with the Company as the surviving corporation, to be renamed
"Clarke American Corp." and the Guarantors referred to below in connection with the Purchase Agreement, dated as of December 8, 2005, among the Company and the
Initial Purchasers named on Schedule II thereof (the "Initial Purchasers"), as amended on the date hereof by a First Amendment thereto (as amended, the
"Purchase Agreement"), among the Company, the Initial Purchasers and the guarantors signatory thereto (the "Guarantors"), relating to the purchase today by the Initial Purchasers of $175,000,000 in aggregate principal amount of 11
3/4% Senior Notes due 2013 (the "Notes") of the Company. The Notes are to be
issued under the Indenture, dated as of the date of this letter (the
"Indenture"), among the Company, the Guarantors and The Bank of New York, as
Trustee (the "Trustee"). This opinion is being furnished at the request of the
Company as contemplated by Section 8(g) of the Purchase Agreement. Capitalized
terms used and not otherwise defined in this letter have the respective meanings given those terms in the Purchase Agreement.

          In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

     1. the Purchase Agreement;

     2. the Indenture;

     3. the Registration Rights Agreement, dated as of the date of this letter
(the "Registration Rights Agreement"), among the Company, the Guarantors and the
Initial Purchasers;

     4. the Notes issued on the date of this letter, including the guarantees endorsed thereon (the "Guarantees");

     5. the form of Exchange Note (the "Exchange Note") attached as an Exhibit to the Indenture, including the form of guarantees to be endorsed thereon (the
"Exchange Guarantees");

     6. the Stock Purchase Agreement, dated as of October 31, 2005 (the
"Acquisition Agreement"), by and between M&F Worldwide Corp. and Honeywell
International Inc.;

     7. the Credit Agreement, dated as of December 15, 2005 (the "Credit
Agreement"), by and among the Company, CA Acquisition Holdings, Inc., the guarantors signatory thereto, JPMorgan Chase Bank, as syndication agent, Bear
Stearns Corporate Lending Inc., as administrative agent, and Bear, Stearns & Co.
Inc. and J.P. Morgan Securities, Inc., as joint lead arrangers and joint book running managers and the other banks and other financial institutions or entities party thereto;

     8. the Preliminary Offering Memorandum regarding the Notes, dated November
25, 2005 (the "Preliminary Memorandum"); and

     9. the Offering Memorandum regarding the Notes, dated December 8, 2005 (the
"Final Memorandum").

          In addition, we have examined: (i) such corporate records of the
Company and the Guarantors that we have considered appropriate, including the certificate of incorporation, as amended, and by-laws, as amended, of the
Company and each Guarantor certified by the Company or Guarantors as in effect on the date of this letter (collectively, the "Charter Documents") and copies of resolutions of the board of directors of the Company and of each Guarantor and the Pricing Committee of the board of directors of the Company relating to the issuance of the Notes and the Guarantees, each certified by the relevant entity;
and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions and beliefs expressed below.
We have also relied upon oral and written statements of officers and representatives of the Company and the Guarantors, the factual matters contained in the representations and warranties of the Company and the Guarantors made in the Purchase Agreement and upon certificates of public officials and the officers of the Company and the Guarantors.

          In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed that you have complied with all of your obligations and agreements arising under the Registration Rights Agreement and that the
Registration Rights Agreement represents a valid and legally binding obligation of yours, that the Indenture has been duly authorized and executed by, and represents a valid and legally binding obligation of, the Trustee and the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.

          Whenever we indicate that our opinion is based upon our knowledge or words of similar import, our opinion is based solely on the actual knowledge of the attorneys in this firm who are representing the Company and the Guarantors in connection with the Transactions.

          Based upon the above, and subject to the stated assumptions, exceptions and qualifications stated below, we are of the opinion that:

               1. The Company and each Guarantor have been duly incorporated and are validly existing and in good standing under the laws of the State of
Delaware. Each of the Company and the Guarantors is duly qualified to carry on business and is in good standing as a foreign corporation, in the respective jurisdictions indicated in Schedule A to this opinion.

               2. Each of the Company and the Guarantors has all necessary corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture,
the Notes and the Guarantees (in each case, to the extent it is a party thereto)
and to own and hold its properties and conduct its business as described in the
Final Memorandum.

               3. The Notes have been duly authorized by the Company. The Notes, when duly executed, issued and delivered by the Company against payment as provided in the Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the

                                       B-2

Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the Final
Memorandum under the caption "Description of Notes."

               4. The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor. The Indenture is a valid and legally binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity
(regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to its description contained in the Final Memorandum under the caption "Description of Notes." The
Indenture conforms in all material respects with the requirements of the Trust
Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified under that Act.

               5. The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

               6. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each Guarantor. The Registration
Rights Agreement is a valid and legally binding obligation of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that enforceability of the Registration Rights Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions of the
Registration Rights Agreement may be unenforceable. The Registration Rights
Agreement conforms in all material respects to its description contained in the
Final Memorandum under the caption "Description of Notes."

               7. Each Guarantor has duly authorized its guarantee of the Notes
(each, a "Guarantee"). When the Notes are duly issued and delivered by the
Company against payment as provided in the Purchase Agreement, the Guarantee of each Guarantor will be a valid and legally binding obligation of such Guarantor, enforceable against it in accordance with its terms, except that enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity
(regardless of whether enforceability is considered in a proceeding in equity or at law). The Guarantees conform in all material respects to their description contained in the Final Memorandum under the caption "Description of Notes."

               8. The Exchange Notes, when duly executed, issued and delivered by the Company against payment as provided in the Indenture and the Registration
Rights Agreement, will constitute valid and legally binding obligations of the
Company entitled to the benefits of the Indenture and enforceable against the
Company in accordance with their terms, except that enforceability of the
Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity
(regardless of whether enforceability is considered in a proceeding in equity or at law). The Exchange Notes conform in all material respects to their description contained in the Final Memorandum under the caption

                                       B-3

"Description of Notes."

               9. When the Exchange Notes are duly executed, issued and
delivered by the Company against payment as provided in the Indenture and the
Registration Rights Agreement, the guarantee of the Exchange Notes (each, an
"Exchange Guarantee") of each Guarantor will be a valid and legally binding obligation of such Guarantor, enforceable against it in accordance with its terms, except that enforceability of the Exchange Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

               10. The statements in the Final Memorandum under the captions
"Notice to Investors," and "Plan of Distribution," to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions of them are accurate in all material respects. The statements in the
Final Memorandum under the heading "Certain United States Federal Income Tax
Considerations," to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

               11. The Final Memorandum, as of its date, was appropriately responsive in all material respects to the requirements of Rule 144A(d)(4) under the Act, except for the financial statements, financial statement schedules and other financial data included in or omitted from the Final Memorandum, as to which we express no opinion.

               12. Based upon the representations, warranties and agreements of the Company and the Guarantors in Section 4 and Section 5(a) of the Purchase
Agreement and of the Initial Purchasers in Section 2 and Section 5(b) of the
Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes (including the Guarantees) to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Notes
(including the Guarantees) by the Initial Purchasers in accordance with Section
2 and Section 3 of the Purchase Agreement to register the Notes or the
Guarantees under the Act or to qualify the Indenture under the Trust Indenture
Act of 1939, as amended, it being understood that we express no opinion as to any subsequent resale of the Notes.

               13. Based upon the representations, warranties and agreements of the Company and the Guarantors in Section 4 and Section 5(a) of the Purchase
Agreement and of the Initial Purchasers in Section 2 and Section 5(b) of the
Purchase Agreement, (A) the compliance by the Company and each Guarantor with all of the provisions of the Purchase Agreement, the Registration Rights
Agreement, the Credit Agreement and the Indenture and the performance of their respective obligations thereunder, (B) the compliance, in all material respects, by the Company with all of the provisions of the Acquisition Agreement required to be complied with by it on or before the closing date of the Acquisition, (C)
the merger of Novar USA Inc. with and into the Company and (D) the issuance and sale of the Notes by the Company and the issuance of the Guarantees by the
Guarantors and the use of proceeds therefrom as set forth in the Final
Memorandum will not (i) result in a violation of the Charter Documents, (ii)
except as set forth on Schedule B to this opinion, breach or result in a default under any agreement, indenture or instrument listed in Schedule B to this opinion to which the Company or any of its subsidiaries is a party or is bound or to which any of the properties or assets of the Company or any subsidiary is subject or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator known to us, except, in the case of clauses (ii) or (iii)
above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. For purposes of this letter, the term "Applicable Law" means the
General Corporation Law of the

                                       B-4

State of Delaware (the "GCL") and those laws, rules and regulations of the
United States of America and the State of New York, in each case, which in our experience are normally applicable to the transactions of the type contemplated by the Purchase Agreement, except that "Applicable Law" does not include the securities laws of any applicable jurisdiction.

               14. Based upon the representations, warranties and agreements of the Company and the Guarantors in Section 4 and Section 5(a) of the Purchase
Agreement and of the Initial Purchasers in Section 2 and Section 5(b) of the
Purchase Agreement, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made is required by the Company and the Guarantors under any Applicable Law for (A) the issuance or sale of the Notes by the Company and of the Guarantees by the Guarantors and the use of proceeds therefrom as set forth in the Final Memorandum, (B) the performance by the Company and the
Guarantors of their obligations under the Purchase Agreement, the Registration
Rights Agreement, the Indenture and the Credit Agreement or (C) the compliance, in all material respects, by the Company with all of the provisions of the
Acquisition Agreement required to be complied with by it on or before the closing date of the Acquisition, (i) except as may be required in connection with the registration of the Notes (including the Guarantees) and the Exchange
Notes (including the Exchange Guarantees) under the Registration Rights
Agreement, (ii) except for such consents as have been or will be obtained or made on or prior to the closing date of the Acquisition, (iii) except for such filings and recordings required to perfect liens under the documents executed in connection with the Credit Agreement and (iv) except where failure to obtain such consent, approval, authorization, order, filing, registration or qualification could not be reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole. For purposes of this opinion, the term "Governmental Authority" means any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America.

               15. The Company is not, and, after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the
Final Memorandum under the heading "Use of Proceeds," the Company will not be, required to be registered as an investment company under the Investment Company
Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

          We have participated in the preparation of the Final Memorandum and the Preliminary Memorandum and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to verify independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum or the Preliminary Memorandum (other than as explicitly stated in paragraphs 3, 4, 6, 7, 8 and 10 above), based upon such participation (and relying as to materiality to the extent we deemed reasonable on officers, employees and other representatives of the Company and its subsidiaries), no facts have come to our attention that led us to believe that
(i) the Preliminary Memorandum, as of 5:00 p.m. New York City time on December
8, 2005 (the "Pricing Time"), when taken together with the Pricing Information
(except for the financial statements, financial statement schedules and other financial data included in or omitted from the Preliminary Memorandum or included in or omitted from the Pricing Information, in each case, as to which we express no belief), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) the Final Memorandum (except for the financial statements, financial statement schedules and other financial data included in or omitted from the Final Memorandum, as to which we express no such belief), at the time the Final Memorandum was issued or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the

                                       B-5

circumstances under which they were made, not misleading. For purposes of this opinion, the term "Pricing Information" means, to the extent determined at the
Pricing Time, (a) the economic terms (including, without limitation, the principal amount, interest rate, maturity date, mandatory prepayment provisions, optional redemption provisions, offering price to investors, original issue discount and other similar terms) of the Notes being offered for sale pursuant to the Preliminary Memorandum, (b) the economic terms (including, without limitation, the principal amount, interest rate, maturity date, agent fees, commitment fees, consent fees, mandatory prepayment provisions, optional prepayment provisions, prepayment penalties, offering price to investors, discounts to principal amount at maturity and other similar terms) of the indebtedness to be incurred under the Credit Agreement, and (c) all information derived from or calculated on the basis of such economic terms described in (a)
and (b) above.

          The opinions expressed above are limited to the laws of the federal laws of the United States, the laws of the State of New York and the GCL. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.

                                       B-6

                                    EXHIBIT C

                       FORM OF OPINION OF GENERAL COUNSEL

Reference is made to the purchase agreement dated December 8, 2005 between CA
Investment Corp. (into which Novar USA Inc. will be merged, with CA Investment
Corp. as the surviving corporation, to be renamed Clarke American Corp.), and
Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. (the "Initial
Purchasers") as amended by the first amendment thereto, dated the date hereof among Clarke American Corp. (the "Company"), certain guarantors and the Initial
Purchasers (as so amended, the "Purchase Agreement") This opinion is being delivered pursuant to Section 8(h) of the Purchase Agreement. Capitalized terms used herein and not defined shall have the meanings set out in the Purchase
Agreement.

1. Each of Novar USA Inc. and its subsidiaries (collectively "Novar") is not and as a result of the consummation of the Transactions will not be, (a) in violation of its charter or bylaws or other organizational documents, (b) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (c) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, requirements, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased), that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2. There is (a) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or authority or administrative agency, domestic or foreign, now pending or, to my knowledge, threatened or contemplated, to which Novar is or may be a party or to which the business or property of Novar is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that to my knowledge has been proposed by any governmental agency, body or authority or administrative agency, and (c) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Novar is or may be subject or to which the business, assets, or property of Novar is or may be subject, that, in the case of clauses
(a), (b) and (c) above, (1) is required to be disclosed in the Offering
Memorandum and that is not disclosed, or (2) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3. All of the outstanding shares of capital stock of each subsidiary of Novar
USA Inc. are owned, directly or indirectly, by Novar USA Inc., free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance;
and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

4. There are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock, membership interests or other equity interests of Novar.

5. There are no holders of securities of Novar who, by reason of the execution by the Company and the Guarantors of the Purchase Agreement or any other
Operative Document to which it is a party or the consummation by the Company or any of the Guarantors of the transactions contemplated thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Rights Agreement.

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The foregoing opinions are subject to the following qualifications and limitations:

A. The opinions expressed herein are based on and limited to the laws of the
State of New York and the General Corporate Law of the State of Delaware, and no
opinion is expressed with respect to the laws of any other state or jurisdiction.

B. The opinions expressed herein are based upon the facts in existence and the laws in effect on the date hereof, and I expressly disclaim any obligation to update such opinions, regardless of whether changes in such facts or law come to my attention after the delivery hereof.

C. I express only those opinions directly stated herein, and any opinions by implication or inference are expressly disclaimed.

D. This opinion is solely for the benefit of the addressees hereof and may not be relied upon by any other person.

E. This opinion is rendered by the undersigned on behalf of, and solely in his capacity as an officer of, Novar.

F. Such counsel is not admitted to practice in the State of Delaware.

                                       C-2